EXHIBIT 10.2

November 22, 2019

Groton Station Fuel Cell, LLC

c/o FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, CT 06810

Re:Payoff Letter, Termination, and Release

Ladies and Gentlemen:

Reference is made to (i) the Construction Loan Agreement, dated as of February 28, 2019 (as amended from time to time, the “Loan Agreement”), among Groton Station Fuel Cell, LLC, a Connecticut limited liability company (the “Borrower” or “you”), Fifth Third Bank, National Association (the “Lender” or “us”); all capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement), (ii) the other Loan Documents, including the Note, the Guaranty, the Security Agreement, the Pledge Agreement, the Mortgage, the Consents and other documents and instruments relating thereto (together with the Loan Agreement, collectively, the “Loan Documents”).

You have advised us of your intention to prepay all outstanding Loans and terminate all Commitments and we agree that such prepayment and termination shall occur and become effective upon the Payoff Effective Time (as defined below).  You have also advised us of your intention to satisfy all of the other Obligations under the Loan Agreement and the other Loan Documents (except for such obligations that survive termination of the Loan Agreement and the other Loan Documents as specified therein) and obtain the release of all of the Liens granted to the Lender with respect to the Collateral.

The Lender understands that on the Payoff Effective Time (as hereinafter defined), the Borrower expects to repay in full all obligations and liabilities of the Borrower under or in respect of the Loan Agreement.

The current outstanding amount of all such obligations constituting principal, interest, fees and expenses under the Loan Agreement is, as of November 22, 2019, as follows:

Principal:	$ 11,071,985.00
Interest:	$ 26,502.87
Lender Fees:	N/A
Breakage Cost:	N/A
Lender Counsel Fees:	$ 5,935.05
“Payoff Amount”:	$ 11,104,422.92

Upon (i) the Lender’s receipt no later than 1:00 pm New York City time, on November 22, 2019, of a federal funds wire transfer in the amount of the Payoff Amount, which amount represents all Obligations outstanding under the Loan Documents (the time at which the foregoing condition shall be satisfied is herein referred to as the “Payoff Effective Time”), the Lender agrees and acknowledges that:

(a)	the Commitments have been terminated,

(b)	the principal of and interest on the Loan and all fees payable hereunder shall have been paid in full in cash,

(c)

each of Loan Parties shall be released from any and all Obligations arising under or in connection with the Loan Agreement or the other Loan Documents (except for such obligations that survive termination of the Loan Agreement and the other Loan Documents as specified therein),

(d)	all liens, security interests and other encumbrances of the Lender in and to any and all properties and assets of any Loan Party shall be hereby automatically be released and terminated,

(e)	the Lender, at the expense of the Borrower, authorizes the Borrower, each of the Loan Parties, and their respective assignees or designees to record:

a.	Uniform Commercial Code termination statements relating to the foregoing; and

b.	mortgage satisfactions or other releases of all Liens created by the Mortgage in the applicable real estate recordation office in the county where such mortgaged property is located,

(f)

the Lender, at the expense of the Borrower, authorizes the Borrower, each of the Loan Parties, and their respective assignees or designees to deliver notices, if necessary, to the counterparties of the Material Project Agreements indicating that such Material Project Agreements are no longer pledged as collateral security in connection with the Loan Documents, and

(g)

the Lender shall reasonably promptly (i) deliver any other tangible instruments constituting Collateral in the Lender’s possession to the Borrower at the address set forth above and (ii) execute and deliver any other release documentation releasing the Lender’s liens and security interests in all of the assets and property of each Loan Party as reasonably requested by, and at the expense of, the Borrower.

The Payoff Amount referred to above, shall be sent by federal funds wire transfer to:

Receiving Bank Name: Fifth Third Bank

Receiving Bank ABA: XXXXXXXXX

Name of Account to Credit: Commercial Loan Wires

Credit Account Number: XXXXXXXX

Dollar Amount $ 11,104,422.92

Attention: Commercial Loan Payoffs

This letter shall be governed by and construed in accordance with the laws of the State of New York.  The parties hereto agree and intend that this letter shall be binding on them and on their successors and assigns of all kinds and types whatsoever.  This letter may be executed in one or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained in any one counterpart hereof, each counterpart shall be deemed an original, but all of which together shall constitute one in the same instrument.  Delivery of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(Signatures follow)

If the foregoing correctly states your understanding with respect to the matters stated in this letter, please acknowledge by signing in the space provided below.

Very Truly Yours, FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Julia Bousman Vertreese
Name:	Julia Bousman Vertreese
Title:	Vice President

[Signature Page to Payoff Letter (FCE–Groton)]

ACCEPTED and AGREED:

GROTON STATION FUEL CELL, LLC, as Borrower
By: FuelCell Energy Finance, its Sole Member
By: FuelCell Energy, Inc., its Sole Member
By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Executive Vice President, Chief Financial Officer, and Treasurer

[Signature Page to Payoff Letter (FCE–Groton)]